                                                                    Exhibit 99.1

             Workstream Inc. Announces Fiscal 2002 Year-End Results


Ottawa, CANADA, August 29, 2002 - Workstream Inc. (NASDAQ - WSTM) a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today announced its fourth quarter and fiscal year-end financial results for the period ended May 31, 2002. All figures are in U.S. dollars.

Revenue for fiscal year 2002 was $14,751,620 compared to the previous year revenue of $1,991,971. Gross profit for fiscal 2002 was $11,893,326 versus $509,241 for fiscal 2001. The significant increase in Revenues and Gross Profits was primarily due to the acquisitions completed during fiscal 2002. EBITDA loss was $2,229,334 for fiscal 2002 compared to $5,054,668 for fiscal 2001. The reduction in the EBITDA loss was due to the addition of acquisitions and the elimination of redundant operating expenses. Net loss for the year was $6,961,305 ($0.52 per share) compared to a net loss of $5,103,835 ($0.66 per share) in fiscal 2001. The increase in the net loss was primarily caused by a fourth quarter charge to earnings of $2.8 million for an impairment write-down of Goodwill.

"Workstream achieved critical business goals and integration milestones in fiscal 2002. We have enjoyed the benefits of cost efficiencies by integrating technology platforms, consolidating data centers and leveraging sales and marketing, allowing the Company to win new key Enterprise software customers", says Michael Mullarkey, Chairman and CEO. "We have also seen strong growth in our Allen And Associates and 6FigureJobs.com business units," added Mullarkey.


Fiscal 2002 Highlights:

    o Executed Workstream acquisition strategy that included acquiring 5 companies in fiscal 2002 - Paula Allen Holdings, Inc., OMNIpartners, Inc., RezLogic, Inc, Tech-Engine, Inc. and 6FigureJobs.com Inc.

    o Secured $2.9 million in financing thru Sands Brothers Venture Capital III LLC and Crestview Capital Fund, L.P.

    o Released E-Cruiter.NET 5.0 leverage Miscrosoft.NET product suite which enhances customer's functionality and convenience inside of the Microsoft office environment.

"In fiscal year 2003, Workstream continues to look for strong growth and consolidation opportunities. In the first quarter, Workstream acquired Icarian, Inc. a workforce management software company and PureCarbon, Inc., an enterprise candidate relationship management software company. These acquisitions have already added significant revenue in the first quarter and we see the balance of the year bringing additional opportunities," commented Mullarkey





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About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 18 offices and over 240 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.


For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; experiencing client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.



For more information contact:

Media Contact:
--------------
Phil Nourie
Nourie Public Relations
Tel; (212) 988-1106
Email: phil@nouriepr.com
       -----------------

Investor Relations:
-------------------
Tammie Brown
Workstream
Tel:  877-327-8483 ext. 263
Email: tammie.brown@workstreaminc.com
       ------------------------------





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

                                                       WORKSTREAM, INC.
                                                  CONSOLIDATED BALANCE SHEETS
                                                    (United States dollars)
                                                                                        MAY 31, 2002        MAY 31, 2001
                                                                                     ------------------- --------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                 $  1,297,656       $     65,483
Restricted cash                                                                              1,957,090                  -
Short-term investments                                                                         345,206          3,518,962
Accounts receivable, net of allowance for doubtful accounts of $165,870
     (May 31, 2001 - $13,142)                                                                1,314,958            319,405
Prepaid expenses                                                                               144,400            268,719
Deferred tax asset                                                                             135,000                  -
Other receivables                                                                               91,188            161,520
                                                                                     ------------------- --------------------
                                                                                             5,285,498          4,334,089
CAPITAL ASSETS                                                                               1,557,303          1,036,641
DEFERRED COSTS                                                                                       -             17,993
DEFERRED TAX ASSET                                                                             694,148                  -
OTHER ASSETS                                                                                   146,605                  -
ACQUIRED INTANGIBLE ASSETS                                                                   2,853,871                  -
GOODWILL                                                                                    12,738,172                  -
                                                                                     ------------------- --------------------

                                                                                          $ 23,275,597       $  5,388,723
                                                                                     =================== ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                                                          $  1,136,662       $    318,889
Accrued liabilities                                                                            839,078            350,578
Line of credit                                                                               1,364,723                  -
Accrued compensation                                                                           900,360            204,049
Current portion of long-term obligations                                                        26,175                  -
Current portion of related party obligation                                                  1,116,943                  -
Deferred income tax liability                                                                  490,862                  -
Current portion of capital lease obligations                                                    48,411             36,131
Deferred revenue                                                                             1,038,886            224,291
                                                                                     ------------------- --------------------
                                                                                             6,962,100          1,133,938
DEFERRED INCOME TAX LIABILITY                                                                  650,686                  -
CAPITAL LEASE OBLIGATIONS                                                                      119,939             48,269
LEASEHOLD INDUCEMENTS                                                                          143,866            159,313
CONVERTIBLE NOTES                                                                              131,597                  -
LONG-TERM OBLIGATIONS                                                                          102,521              5,146
RELATED PARTY OBLIGATION                                                                       408,070                  -
                                                                                     ------------------- --------------------
                                                                                             8,518,779          1,346,666
                                                                                     ------------------- --------------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
Issued and outstanding - 14,851,905 common shares (May 31, 2001 - 7,712,262)                33,135,734         17,789,892
Additional paid-in capital                                                                   4,792,887          2,116,620
Accumulated other comprehensive loss                                                          (885,961)          (539,918)
Accumulated deficit                                                                        (22,285,842)       (15,324,537)
                                                                                     ------------------- --------------------
                                                                                            14,756,818          4,042,057

                                                                                          $ 23,275,597       $  5,388,723
                                                                                     =================== ====================






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
                                         WORKSTREAM INC.
                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                     (United States dollars)

                                                                YEARS ENDED MAY 31,
                                                            2002                  2001
                                                    --------------------- ---------------------
REVENUE                                                     $14,751,620         $ 1,991,971
COST OF REVENUES                                              2,858,294           1,482,730
                                                    --------------------- ---------------------

GROSS PROFIT                                                 11,893,326             509,241
                                                    --------------------- ---------------------

EXPENSES
Selling and marketing                                         6,649,057           2,415,831
General and administrative                                    6,724,211             984,033
Research and development                                        749,392           2,164,045
Amortization and depreciation                                 1,795,445             501,384
Impairment write-down of goodwill                             2,810,000                   -
                                                    --------------------- ---------------------

                                                             18,728,105           6,065,293
                                                    --------------------- ---------------------

OPERATING LOSS                                               (6,834,779)         (5,556,052)

OTHER INCOME AND (EXPENSES)
Interest and other income                                       146,061             494,635
Interest and other expense                                     (300,983)            (42,418)
                                                    --------------------- ---------------------
                                                               (154,922)            452,217
                                                    --------------------- ---------------------

LOSS BEFORE INCOME TAX                                       (6,989,701)         (5,103,835)
Recovery of deferred income taxes                                28,396                   -
                                                    --------------------- ---------------------
NET LOSS FOR THE YEAR                                       $(6,961,305)        $(5,103,835)
                                                    ===================== =====================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING DURING THE YEAR                             13,281,374           7,710,284
                                                    ===================== =====================

BASIC AND DILUTED NET LOSS PER SHARE                        $     (0.52)        $     (0.66)
                                                    ===================== =====================








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